                                                                    EXHIBIT 10.9

                             POWELL INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN


         WHEREAS, Powell Industries, Inc. (the "Company") heretofore adopted a deferred compensation plan for a select group of management and highly compensated employees;

         WHEREAS, the Company reserved the right to amend the Plan from time to time; and

         WHEREAS, the Company desires to amend and restate the Plan in its entirety;

         NOW, THEREFORE, the Company hereby adopts the Powell Industries, Inc. Deferred Compensation Plan, effective December 5, 2002, with respect to any bonus eligible for deferral prior to December 31, 2002 and January 1, 2003 for Compensation and future bonuses eligible for deferral on and after January 1, 2003, the terms of which are set forth in this document as it may be amended from time to time, effective on December 5, 2002.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 "ACCOUNT" means all ledger accounts pertaining to a Participant which are maintained by the Committee to reflect the amount of deferred compensation due the Participant. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary.

                  (a) Deferral Account - The Participant's deferral, if any, between one percent and 50 percent of his base Compensation, and the Participant's deferral, if any, between one percent and 100 percent, minus applicable taxes, of any incentive bonus or commissions paid to the Participant.

                  (b) Company Match Accrual Account - The Company's matching contribution, if any, equal to a percentage of the Participant's Deferral.

         1.2 "BENEFICIARY" means a person or entity designated by the Participant under the terms of the Plan to receive a payment under the Plan upon the death of the Participant.

         1.3 "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         1.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.5 "COMPANY" means Powell Industries, Inc.

         1.6 "COMPANY MATCH ACCRUAL" means the match which the Company accrues with respect to the amount deferred during a Plan Year by a Participant under the Plan.

         1.7 "COMPENSATION" means remuneration paid to a Participant by the Company during the portion of the Plan Year in which he is eligible to participate in the Plan, or that would have been paid to a Participant during the Plan Year by the Company but for the Participant's election to make a Deferral under the Plan or his deferrals under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code, including and limited to regular base pay as determined by the Committee in its sole discretion, commissions, merit and incentive bonuses (other than bonuses paid by the Company with respect to services for a predecessor employer that has not adopted the Plan or with respect to services performed by the Participant prior to his employment by the Company, as determined by the Committee in its sole discretion), excluding however, car allowance payments.

         1.8 "COMMITTEE" means the persons who are from time to time serving as members of the committee administering the Plan.

         1.9 "DEFERRAL" means the amount of Compensation deferred under a deferral election made by a Participant under Section 3.1.

         1.10 "DEFERRED COMPENSATION LEDGER" means the ledger maintained by the Committee for each Participant which reflects the amount of Compensation deferred by the Participant under the Plan, Company Match Accrual and the provided under the Plan, and the amount of earnings and losses credited on each of these amounts.

         1.11 "DISABILITY" means any medically determinable physical or mental impairment that is deemed to be a disability by the Social Security Administration Department for purpose of receiving a primary Social Security disability benefit, or any such physical or mental impairment which is determined to make the Participant eligible to receive a disability benefit in accordance with the provisions of the Company's insured long term disability plan, if applicable to such Participant, by the insurance carrier underwriting such plan.

         1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.13 "INVESTMENT FUND" means a mutual fund or other investment option that is designated by the Committee for purposes of determining the amount of the Company's deferred compensation obligation to a Participant under the Plan.

         1.14 "PARTICIPANT" means an employee of a Company who is eligible to participate in the Plan.

         1.15 "PLAN" means the Powell Industries, Inc. Deferred Compensation Plan set out in this document, as amended from time to time.

         1.16 "PLAN YEAR" means a one-year period which coincides with the calendar year. Therefore, the first Plan Year of the Plan shall be a short plan year from December 1, 2002 through December 31, 2002.

         1.17 "RETIREMENT" means the voluntary termination of employment with the Company at or after attaining age 65 (normal retirement). A Participant may retire early at age 55 with five (5) years of active service with the Company.

         1.18 "SAVINGS PLAN" means the Powell Industries, Inc. Employees Incentive Savings Plan.

         1.19 "TRUST" means the Powell Industries, Inc. Deferred Compensation Trust.

         1.20 "VALUATION DATE" means the end of each calendar quarter unless the Committee selects another date.

                                   ARTICLE II

                                   ELIGIBILITY

         The employees eligible to participate in the Plan include the key employees of the Company, who are in a select group of management or are highly compensated employees, as determined by the Committee. The Committee shall notify each Participant of his eligibility to participate in the Plan. Each Participant in the Plan during a Plan Year shall continue to participate in the Plan unless the Committee shall have notified the Participant that he will not be eligible to participate in the Plan. A former Participant who has been notified that he will no longer participate in the Plan, but who remains in the employ of the Company, shall retain the balance in his Accounts under the terms of the Plan, but he shall not make additional deferrals under Section 3.1 and no additional amounts shall be credited to his Accounts under Sections 4.3 and 4.4 during the periods in which he is not a Participant.

                                   ARTICLE III

                             DEFERRALS AND ACCRUALS

         3.1 DEFERRAL ELECTION. A Participant may elect, within 30 days of notification that he is eligible to participate in the Plan, the percentage, if any, of his Compensation to be earned during the ensuing Plan Year, that is to be deferred under the Plan. A Participant may elect to defer a minimum of one percent but not more than 50 percent of his base Compensation for the Plan Year, and may defer a minimum of one percent and a maximum of 100 percent, minus applicable taxes, of any incentive bonus or commissions to be paid to the Participant for the Plan Year. Prior to the election period the Committee shall notify all eligible Participants of their right to make a deferral election. Once an election has been made as to the percentage to be deferred, it becomes irrevocable for the Plan Year. The election to defer a percentage of Compensation shall be effective only upon the timely receipt by the Committee of the Participant's percentage deferral election on such form as will be determined by the Committee from time to time. If an election form is not received on or prior to the beginning of the Plan Year to which the election applies, the Participant shall be deemed to have elected not to defer any part of his Compensation for that Plan Year.

         Notwithstanding the foregoing, if a Participant takes a withdrawal from the Savings Plan for reasons of a financial hardship, no amounts may deferred under this Plan for a period of six months following the withdrawal and until the Participant files a new election form under this Plan. A Participant's election to defer amounts under this Plan following such six-month period shall not be effective until the beginning of the next Plan Year.

         3.2 COMPANY MATCH ACCRUAL. Each Plan Year the Company shall credit the Company Match Account of each Participant who elects to defer a portion of his Compensation under the Plan with an amount equal to the difference between A and B where A is equal to



                                      III-1
amount of the employer matching contribution the Participant would have been allocated under the Savings Plan for such Plan Year had the Participant's compensation for under the Savings Plan included the amount the Participant elected to defer under this Plan and B is equal to the amount of the employer matching contribution the Participant was allocated under the Savings Plan for such Plan Year.




                                      III-2

                                   ARTICLE IV

                                     ACCOUNT

         4.1 ESTABLISHING A PARTICIPANT'S ACCOUNT. The Committee shall establish an Account for each Participant in a special Deferred Compensation Ledger which shall be maintained by the Company. The Account shall reflect the amount of the Company's obligation to the Participant at any given time.

         4.2 DEFERRAL ACCOUNT. The amount deferred by a Participant, if any, shall be credited to each Participant's Deferral Account as of the last day of each month in which the Participant would have received the amount deferred but for his election to defer.

         4.3 COMPANY MATCH ACCRUAL ACCOUNT. The Company Match, if any, shall be credited to each Participant's Company Match Account as of the last day of the Plan Year for the accrual attributable to Compensation paid during that Plan Year.

         4.4 CREDITING OF INTEREST. As part of a Participant's total benefit under the Plan, each Participant's Account shall be credited with earnings (or losses) equal to the amount which is deemed to be earned on his bookkeeping Account established to enable the Company to determine its obligations under the Plan. Each Valuation Date the Committee or its delegate will determine the amount of earnings (or losses) to be allocated to a Participant's Account and will credit that amount to the Participant's Account. For the purpose of determining the earnings (or losses) to be credited to the Participant's Account, the Committee shall assume that the Participant's Account is invested in units or shares of the Investment Funds in the proportions selected by the Participant in accordance with procedures established by the Committee. This amount accrued by the Committee as additional deferred compensation shall be a part of the Company's obligation to the Participant and payment of it shall be a general obligation of the Company. Earnings (or losses) will continue to be credited to a Participant's Account each

Valuation Date until his entire benefit due under the Plan has been paid in full. The determination of interest based on the income and appreciation of the Participant's Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company in the event of the insolvency or bankruptcy of the Company or place the Participants in a secured position ahead of the general creditors of the Company. Although a Participant's investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Committee shall be relevant for purposes of determining the Company's obligation to the Participant under the Plan, there is no requirement that any assets of the Company shall be invested in accordance with the Participant's investment selections.

                                    ARTICLE V

                                     VESTING

         A Participant shall have a 100 percent nonforfeitable interest in his Deferrals and his Company Match Accruals under the Plan at all times. A Participant will also have a 100 percent nonforfeitable interest in any increase in the Deferral and Company Match Accrual as a result of the crediting of interest in accordance with Section 4.5 after his Deferral and Company Match Accrual has been initially credited or accrued.

                                   ARTICLE VI

                                  DISTRIBUTIONS

         6.1 DEATH. Upon the death of a Participant, his Beneficiary or Beneficiaries shall receive the value of the amounts credited to the Participant's Accounts in the Deferred Compensation Ledger determined under
Section 6.9.

         Each Participant, upon notification of his participation in the Plan, shall file with the Committee a designation of a Beneficiary or Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of his death prior to the distribution of the amount credited to his Accounts in the Deferred Compensation Ledger. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. Any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to in writing by the spouse in a form acceptable to the Committee in order to be effective.

         6.2 DISABILITY. Upon the Disability of a Participant, the Participant shall receive the value of the amounts credited to the Participant's Accounts in the Deferred Compensation Ledger determined under Section 6.9.

         6.3 RETIREMENT. Upon the Retirement of a Participant, the Participant shall receive the value of the amounts credited to his Accounts in the Deferred Compensation Ledger determined under Section 6.9.

         6.4 TERMINATION PRIOR TO DEATH, DISABILITY OR RETIREMENT. Upon a Participant's termination from the employ of the Company prior to his death, Disability or Retirement, the Participant shall receive the portion of the amount credited to his Accounts in the Deferred Compensation Ledger determined under Section 6.9, which is vested under Sections 5.1 and 5.2.

         6.5 TIME AND FORM OF BENEFIT PAYMENTS. Distributions under the Plan shall be made in one lump sum payment or in equal monthly installments over a three-, five-or ten-year period. All distributions shall be made in cash. Each Participant shall have the right to elect, to revoke or to change any election of the form of distribution at the time and under the rules established by the Committee. Initially, however, a Participant must elect prior to becoming a Participant, the form of distribution. If a Participant fails to designate a form of distribution, the Participant's benefit under the Plan shall be made in a single lump sum payment. Except for distributions due to Disability or death, all other elections of form of distribution and all revocations or changes of election of form of distribution shall be effective only if the election, revocation or change is received by the Committee in proper form one year prior to the event which required a distribution under the Plan. During that one-year period prior to the effective date of such election, revocation or change, the last effective election, revocation or change made by the Participant shall continue to remain in force. With respect to distributions due to Disability or death, the form of distribution elected on the last election form by the Participant shall be the form of distribution made to the Disabled Participant or, in the case of death, the Participant's Beneficiary. If installment payments are elected by the Participant and the

Participant dies after he has retired and prior to receiving all installment payments, to which he is entitled, the remaining installments shall be paid to the Participant's Beneficiary. In addition, if installment payments are being paid to a Participant, the Participant may elect to receive a single sum payment of the remaining installment payments, less a penalty equal to ten percent (10%) of the remaining balance in his total Account. The Committee has the sole discretion as to determining the date, nature and reason of any termination of employment by a Participant.

         A distribution shall be made or commence within 30 days after the Participant's death, Disability, Retirement or termination prior to death, Disability or Retirement.

         6.6 HARDSHIP DISTRIBUTION ELECTIONS. In addition to receiving a distribution of his Deferral Account upon death, Disability, or Retirement, each Participant may, in accordance with procedures established by the Committee, request to receive a distribution of all or any portion of his Deferral Account on account of a major, unanticipated, financial emergency.

         6.7 IN-SERVICE WITHDRAWALS. In addition to the in-service distribution election provided for under Section 6.5 of the Plan, each Participant may, receive a withdrawal of all or any portion of the value of the Deferral Account, less a penalty equal to ten percent (10%) of the value of the Deferral Account. No in-service withdrawals are permitted from a Participant's Company Match Accrual Account. The Participant's withdrawal request for Deferral Contributions terminates the right to make any Deferrals until the next time Deferral elections are permitted after the lapse of one (1) year following the withdrawal.

         6.8 RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Committee shall furnish information to the Company concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld and paid to the appropriate authority.

         6.9 ACQUISITIONS, MERGERS, OR CONSOLIDATIONS. If the Company is a party to any merger, consolidation or other reorganization, sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), is to be dissolved, or is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Treasury Regulations) that is not described in this sentence, then the Committee, acting in its sole and absolute discretion without the consent or approval of any Participant, may immediately vest each Participant in the Plan and/or make or cause the Trust to make a single lump sum cash distribution of the value of the amounts credited to each of the Participants' Accounts in the Deferred Compensation Ledger determined under Section 6.9 to each Participant or Beneficiary under the Plan.

         6.10 DISTRIBUTION DETERMINATION DATE. For purposes of all distributions described in this Article VI, the determination date for valuing the amounts credited to a Participant's Accounts shall be the Valuation Date immediately preceding the event which triggers the beginning of the 90-day period described in Section 6.1, 6.2, 6.3, 6.4, or 6.8 as applicable.

                                   ARTICLE VII

                                 ADMINISTRATION

         7.1 COMMITTEE APPOINTMENT. The Committee which shall consist of not less than three members shall be appointed by the Compensation Committee of the Board of Directors. Each Committee member shall serve until his resignation or removal. The Compensation Committee of the Board of Directors shall have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

         7.2 COMMITTEE ORGANIZATION AND VOTING. The Committee shall select from among its members a chairman who shall preside at all of its meetings and shall elect a secretary without regard to whether that person is a member of the Committee. The secretary shall keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant shall not vote or act on any matter relating solely to himself.

         7.3 POWERS OF THE COMMITTEE. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

               (a) to make rules and regulations for the administration of the Plan;

               (b) to construe all terms, provisions, conditions and limitations of the Plan;


                                      VII-1

               (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect;

               (d) to designate the persons eligible to become Participants;

               (e) to determine all controversies relating to the administration of the Plan, including but not limited to:

                  (1) differences of opinion arising between the Company and a Participant; and

                  (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest; and

               (f) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

         7.4 COMMITTEE DISCRETION. The Committee in exercising any power or authority granted under the Plan or in making any determination under the Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties and shall not be subject to de novo review.

         7.5 ANNUAL STATEMENTS. The Committee shall cause each Participant to receive an annual statement as soon as administratively feasible after the conclusion of each Plan Year containing a statement of the Participant's Accounts in the Deferred Compensation Ledger through the end of that Plan Year. The statement shall include a report of the Participant Deferral, Company Match Accrual, if any, and , if any, and the number of units credited to each Participant's Accounts for that Plan Year.

         7.6 REIMBURSEMENT OF EXPENSES. The Committee shall serve without compensation for its services but shall be reimbursed by the Company for all expenses properly and actually incurred in the performance of its duties under the Plan.



                                     VII-2

         7.7 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of the rights, power, authority and duties retained or granted it under the Plan, including without limitation, the authority to determine all facts, to interpret this Plan, to apply the terms of this Plan to the facts determined, to make decisions based upon those facts and to make any and all other decisions required of it by this Plan, such as the right to benefits, the correct amount and form of benefits, the determination of any appeal, the review and correction of the actions of any prior administrative committee, and the other rights, powers, authority and duties specified in this Article and elsewhere in this Plan. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Committee in the exercise of any of its rights, powers, authority or duties under this Plan shall be final and conclusive as to all parties, including without limitation all Participants, former Participants and Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

         7.8 CLAIMS PROCEDURES. When a benefit is due, the Participant or Beneficiary should submit a claim to the office designated by the Committee to receive claims. Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day




                                     VII-3
period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and the Plan's review procedures and time limits, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

         If a Participant's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, "relevant" means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan's administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Committee must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.



                                     VII-4

The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and a statement of the claimant's right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.



                                     VII-5

                                  ARTICLE VIII

                          AMENDMENT AND/OR TERMINATION

         8.1 AMENDMENT OR TERMINATION OF THE PLAN. The Compensation Committee of the Board of Directors may amend or terminate the Plan at any time by an instrument in writing without the consent of any Participant.

         8.2 NO RETROACTIVE EFFECT ON AWARDED BENEFITS. No amendment shall affect the rights of any Participant to the amounts and/or units then standing to his credit in his Accounts in the Deferred Compensation Ledger. However, Compensation Committee of the Board of Directors shall retain the right to change at any time and in any manner the method of calculating all amounts deferred by a Participant and all amounts matched by the Company to be accrued in the future and the gauge to be used to determine future increases or decreases in amounts accrued or deferred after the date of the amendment.

         8.3 EFFECT OF TERMINATION. If the Plan is terminated, all amounts deferred by Participants and matched or accrued by the Company and credited to a Participant's Accounts shall immediately vest as if the Participant were entitled to and did retire on the date the Plan terminated. Distributions would then commence in accordance with Section 6.3.




                                     VIII-1

                                   ARTICLE IX

                                     PAYMENT

         9.1 PAYMENTS UNDER THIS AGREEMENT ARE THE OBLIGATION OF THE COMPANY. The Company shall be liable for all benefits due the Participants under the Plan.

         9.2 PAYMENTS MAY BE MADE TO A RABBI TRUST. Under all circumstances, the rights of the Participants to the assets held in any rabbi trust created with respect to the Plan shall be no greater than the rights expressed in this agreement. Nothing contained in the trust agreement which creates any such rabbi trust shall constitute a guarantee by any Company that the amounts transferred by it to the trust shall be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of judgment and/or general creditors should the Company become insolvent or bankrupt. Any trust agreement established with respect to a Plan must specifically set out these principles so it is clear in the trust agreement that the Participants are only unsecured general creditors of the Company with respect to their benefits under the Plan.

         9.3 PARTICIPANTS MUST RELY ONLY ON GENERAL CREDIT OF THE COMPANY. The Plan is only a general corporate commitment and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations under the Plan. Under all circumstances the rights of Participants to any asset held by the Company shall be no greater than the rights expressed in this agreement. Nothing contained in this agreement shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under the Plan or would place the Participant in a secured position ahead of general creditors and judgment creditors of the Company. Though the Company may establish or become a signatory to a rabbi trust to accumulate assets to help fulfill its obligations, the Plan and any trust created, shall not create any lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any asset held by the Company, contributed to any trust created, or otherwise be designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will be transferred to a trust or will be pledged for the performance of the Company's obligations under the Plan which would remove those assets from being subject to the general creditors and judgment creditors of the Company.

         9.4 PLAN UNFUNDED. It is intended that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 LIMITATION OF RIGHTS. Nothing in the Plan will be construed:

                  (a) to give any employee of any Company any right to be designated a Participant in the Plan;

                  (b) to give a Participant any right with respect to the Deferral, the Company Match Accrual accrued or accrued except in accordance with the terms of the Plan;

                  (c) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                  (d) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                  (e) to give a Participant or any other person claiming through him any interest or right under the Plan other than that of any unsecured general creditor of the Company.

         10.2 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the amounts due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those amounts for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

         10.3 NONALIENATION OF BENEFITS. No right or benefit provided in the Plan shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in the Plan. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

         10.4 RELIANCE UPON INFORMATION. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's independent accountants or other advisors in connection with the administration of the Plan shall be deemed to have been taken in good faith.

         10.5 SEVERABILITY. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         10.6 NOTICE. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

         10.7 GENDER AND NUMBER. If the context requires it, words of one gender when used in the Plan will include the other genders, and words used in the singular or plural will include the other.

         10.8 GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

         10.9 SUCCESSORS, ACQUISITIONS, MERGERS, CONSOLIDATIONS. The terms and conditions of this Plan and each Deferral Election shall inure to the benefit of and bind the Company, the Participants, their successors, assigns, and personal representatives. The terms successors and assigns as used herein shall include any corporate or other business entity which shall include any consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

         10.10 EFFECTIVE DATE. The Plan, as amended and restated, will be operative and effective on the 5th day of December 2002.

         IN WITNESS WHEREOF, the Company has executed this document on this 5th day of December 2002.


                                          POWELL INDUSTRIES, INC.



                                          By /s/ Don R. Madison
                                             -----------------------------------
                                          Title Vice President & Vice President
                                                --------------------------------